                                                                    Exhibit 4.4

===============================================================================

                                     FORM OF

                          FIRST SUPPLEMENTAL INDENTURE



                          Dated as of December 21, 2001

                                     Between

                   AFFILIATED MANAGERS GROUP, INC., As Issuer

                                       AND

                      FIRST UNION NATIONAL BANK, As Trustee



===============================================================================

         FIRST SUPPLEMENTAL INDENTURE, dated as of December 21, 2001 (the "First Supplemental Indenture"), between Affiliated Managers Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and First Union National Bank, as trustee (the "Trustee").

         WHEREAS, the Company executed and delivered the Indenture dated as of December 21, 2001 (the "Base Indenture") to the Trustee to provide for the issuance of the Company's debentures, notes, bonds or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture; and

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6% Senior Notes due 2006 (the "Senior Notes"), the form and terms of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Senior Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Senior Notes, the Company covenants and agrees with the Company as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definition of Terms

         Unless the context otherwise requires:

         (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) the following terms have the meanings given to them in the Purchase Contract Agreement:

              (i) Applicable Principal Amount;

              (ii) Authorized Newspaper;

              (iii) Cash Settlement;

              (iv) Clearing Agency;

              (v) Clearing Agency Participant;

              (vi) Growth PRIDES;

              (vii) Income PRIDES;

              (viii) Initial Remarketing;

              (ix) Initial Remarketing Date;

              (x) Purchase Contract Agent;

              (xi) Quotation Agent;

              (xii) Redemption Price;

              (xiii) Reset Agent;

              (xiv) Reset Announcement Date;

              (xv) Reset Rate;

              (xvi) Reset Spread;

              (xvii) Tax Event;

              (xviii) Treasury Portfolio;

              (xix) Treasury Portfolio Purchase Price;

              (xx) Two-Year Benchmark Treasury;

              (xxi) Two and One-Quarter Year Benchmark Treasury;

              (xxii) Secondary Remarketing;

              (xxiii) Secondary Remarketing Date;

              (xxiv) Underwriting Agreement;

         (f) the following terms have the meanings given to them in this Section 1.1(f):

         "Custodial Rate" shall have the meaning set forth in Section 2.5.

         "Custodial Agent" shall have the meaning set forth in the Pledge Agreement.

         "Senior Notes" shall have the meaning specified in Section 2.1.

         "Senior Note Repayment Price'" shall have the meaning set forth in
Section 3.4.

         "Failed Initial Remarketing" shall have the meaning set forth in
Section 9.1(g).

         "Failed Secondary Remarketing" shall have the meaning set forth in
Section 9.2(h).

         "Global Senior Notes" shall have the meaning set forth in Section 2.4.

         "Maturity Date" shall have the meaning specified in Section 2.2.

         "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, First Union National Bank, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary and as purchase contract agent and attorney-in-fact.

         "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

         "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of December 21, 2001, among the Company and First Union National Bank, as purchase contract agent.

         "Purchase Contract Settlement Date" means November 17, 2004.

         "Put Option" shall have the meaning set forth in Section 3.4.

         "Put Option Exercise Date" shall have the meaning set forth in Section 3.4.

         "Regular Record Date" means, with respect to any Interest Payment Date for the Senior Notes, the close of business fifteen calendar days prior to each Interest Payment Date.

         "Remarketing Agent" means _________________________________ or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of December 21, 2001, between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent and The Chase Manhattan Bank as purchase contract agent and attorney-in-fact.

         "Reset Effective Date" means (i) August 17, 2004 in case the interest rate is reset on the Remarketing Date, or (ii) the Purchase Contract Settlement Date, in case the interest rate is reset on the Secondary Remarketing Date.

         The terms "Indenture," "Base Indenture," and "Senior Notes" shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

                                   ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

         Section 2.1 Designation and Principal Amount.

         There is hereby authorized a series of Securities designated the Senior Notes due 2006, (the "Senior Notes") limited (except as otherwise provided in Article II of the Indenture) in aggregate principal amount to $200,000,000 (or, $230,000,000, if the Underwriters' over-allotment option is exercised in full). The Senior Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Senior Notes pursuant to Section 202 of the Base Indenture.

         Section 2.2 Maturity. The date upon which the Senior Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is November 17, 2006 (the "Maturity Date").

         Section 2.3 Form, Payment and Appointment. Except as provided in
Section 2.4, the Senior Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Senior Notes will be payable, the transfer of such Senior Notes will be registrable and such Senior Notes will be exchangeable for Senior Notes bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as described below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Securities Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

         The Company hereby designates the Borough of Manhattan, The City of New York as the place of payment ("Place of Payment") for the Senior Notes, and the office or agency maintained by the Company in such Place of Payment for the purposes contemplated by this Section 2.3 shall initially be the Corporate Trust Office of the Trustee in c/o ___________________________________________.

         The Security Registrar, transfer agent and Paying Agent for the Senior Notes shall be First Union National Bank. The Senior Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof. The Senior Notes may be issued, in whole or in part, in permanent global form and, if issued in permanent global form, the U.S. Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate.

         Section 2.4 Global Senior Notes.

         (a) Unless and until it is exchanged for the Senior Notes in registered form, one or more global Senior Notes in principal amount equal to the aggregate principal amount of all outstanding Senior Notes ("Global Senior Notes") may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

         (b) If at any (i) time the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency for the Global Senior Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Company becoming aware of the Clearing Agency's ceasing to be so registered, (iii) the Company, in its sole discretion, determines that the Global Senior Notes shall be so exchangeable or (iv) there shall have occurred and be continuing an Event of Default, the Company will execute, and subject to
Article II of the Base Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Senior Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Senior Note in exchange for such Global Senior Note.

         Upon exchange of the Global Senior Note for such Senior Notes in definitive registered form without coupons, in authorized denominations, the Global Senior Note shall be cancelled by the Trustee. Such Senior Notes in definitive registered form issued in exchange for the Global Senior Note shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

         Section 2.5 Interest.

         (a) The Senior Note will bear interest initially at the rate of 6% per year (the "Coupon Rate") from the original date of issuance through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each, an "Interest Payment Date") commencing on February 17, 2002, to the Person in whose name such Senior Note, or any predecessor Senior Note, is registered at the close of business on the Regular Record Date for such interest installment.

         (b) The interest rate on the Senior Notes will be reset on the Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after August 17, 2004) except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the interest rate on the Senior Notes will be reset on the Secondary Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date). On the applicable Reset Announcement Date, the applicable Reset Spread and the Two-Year Benchmark Treasury or Two and One- Quarter Year Benchmark Treasury, as applicable, will be announced by the Company. On the Business Day immediately following such Reset Announcement Date, the Holders of Senior Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to such Holders of Senior Notes if published in an Authorized Newspaper.

         (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Company will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) notify the Holders of Senior Notes of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by such holders of Senior Notes wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

         (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period other than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                                   ARTICLE III

                         REDEMPTION OF THE SENIOR NOTES

         Section 3.1 Tax Event Redemption.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. Installments of interest on Senior Notes which are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Senior Notes registered as such at the close of business on the Regular Record Date. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Senior Notes, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Senior Notes to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Senior Notes.

         Section 3.2 Redemption Procedures for Senior Notes.

         Payment of the Redemption Price to each Holder of Senior Notes shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Senior Notes, including the Trustee or the Collateral Agent, as the case maybe. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Senior Notes, then, on such Tax Event Redemption Date, such Senior Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Senior Notes have been received by the Company, and all other rights of the Holder in respect of the Senior Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Senior Notes but without interest on such Redemption Price).

         Section 3.3 No Sinking Fund.

         The Senior Notes are not entitled to the benefit of any sinking fund.

         Section 3.4 Failed Secondary Remarketing.

         If a Failed Secondary Remarketing (as described in Section 5.3) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, the Company will dispose of the Senior Notes in accordance with any applicable law and satisfy in full each Holder's obligation to purchase Common Stock under the related Purchase Contracts.

                                   ARTICLE IV

                                    EXPENSES

         Section 4.1 Payment of Expenses.

         In connection with the offering, sale and issuance of the Senior Notes to the Holders, the Company, in its capacity as borrower with respect to the Senior Notes shall pay all costs and expenses relating to the offering, sale and issuance of the Senior Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 606 of the Base Indenture.

                                    ARTICLE V

                                     NOTICE

         Section 5.1 Notice by the Company.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Senior Notes. Notwithstanding any of the provisions of the Base Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Senior Notes; provided, however, that if the Trustee shall not have received the notice provided for in this Article V at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Senior Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                                   ARTICLE VI

                               FORM OF SENIOR NOTE

         Section 6.1 Form of Senior Note.

         The Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms, with such changes therein as the officers of the Company executing the Senior Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof:

                          (FORM OF FACE OF SENIOR NOTE)

IF THE SENIOR NOTE IS TO BE A GLOBAL SENIOR NOTE, INSERT - THIS SENIOR NOTE IS A GLOBAL SENIOR NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SENIOR NOTE IS EXCHANGEABLE FOR SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SENIOR NOTE (OTHER THAN A TRANSFER OF THIS SENIOR NOTE AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF TIE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.________________

$200,000,000

                       AFFILIATED MANAGERS GROUP, INC.

                        6% SENIOR SENIOR NOTE DUE 2006

         AFFILIATED MANAGERS GROUP, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, or registered assigns, the principal sum of TWO HUNDRED MILLION Dollars ($200,000,000) on August 17, 2006 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from December 21, 2001 or from the next recent date to which interest has been paid or duly provided for, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each such date, an "Interest Payment Date"), commencing on February 17, 2002 initially at the rate of 6% per year through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of 6% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30- day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this Senior
Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Senior Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the fifteenth calendar day immediately preceding each Interest Payment Date. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Senior Note (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Senior Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Senior Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

         The indebtedness evidenced by this Senior Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other senior unsecured obligations of the Company.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: December 21, 2001

AFFILIATED MANAGERS GROUP, INC.,
as Issuer



By:
    --------------------------------
Name:
Title:

Attest:

By:
    --------------------------------
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes of the series of Senior Notes described in the within- mentioned Indenture.

Dated:

FIRST UNION NATIONAL BANK,
as Trustee



By
    --------------------------------
          Authorized Signatory

                        (FORM OF REVERSE OF SENIOR NOTE)

         This Senior Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Senior Notes"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of December 21, 2001 (the "Base Indenture") between the Company and First Union National Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of December 21, 2001 (the "First Supplemental Indenture") between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Senior Notes. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the Senior Notes by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

         The Senior Notes are not entitled to the benefit of any sinking fund.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Securities. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of all of the Holders of all Securities of such series, to waive a Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior

Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the time and place and at the rate and in the money herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Senior Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Senior Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company 15 nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Senior Notes are subject to the covenants set forth in the Indenture.

         This Senior Note shall be governed by and construed in accordance with the law of the State of New York.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(Insert address and zip code of assignee) and irrevocably appoints ____________ _______________________________________________________ agent to transfer this
Senior Note on the books of the Company. The agent may substitute another to act for him or her.

Date: __________________ Signature: ____________________

(Sign exactly as your name appears on the other side of this Senior Note)

                                   ARTICLE VII

                         ORIGINAL ISSUE OF SENIOR NOTES

         Section 7.1 Original Issue of Senior Notes.

         Senior Notes in the aggregate principal amount of $200,000,000 (or, $230,000,000, if the Underwriters' over-allotment option is exercised in full) may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes to or upon the written order of the Company pursuant to Section 2.2 of the Base Indenture without any further action by the Company.

         The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Senior Notes as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Ratification of Indenture.

         The Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 8.2 Trustee Not Responsible for Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         Section 8.3 New York Law to Govern.

         THIS FIRST SUPPLEMENTAL INDENTURE, EACH SENIOR NOTE AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

         Section 8.4 Separability.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Senior Notes, but this First Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 8.5 Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE IX

                                   REMARKETING

         Section 9.1 Initial Remarketing Procedures.

         (a) The Company will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Clearing Agency notify the Holders of the Senior Notes and the Holders of Income PRIDES and Growth PRIDES of the Remarketing.

         (b) Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date, each Holder of the Senior Notes not constituting components of Income PRIDES may elect to have Senior Notes held by such Holder remarketed. Holders of Senior Notes that are not a component of Income PRIDES shall give notice of their election to have such Senior Notes remarketed to the Collateral Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the number of Senior Notes to be tendered for remarketing. Under Section 5.4 of the Purchase Contract Agreement, Senior Notes that constitute components of Income PRIDES will be remarketed as provided therein and in this Section 9.1. The Senior Notes constituting components of Income PRIDES shall be deemed tendered, notwithstanding any failure by the Holder of such Income PRIDES to deliver or properly deliver such Senior Notes to the Remarketing Agent for purchase.

         (c) The right of each Holder to have Senior Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Senior Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Senior Notes at a price per Senior Note such that the aggregate price for the Applicable Principal Amount of Senior Notes is not less than 100% of the Treasury Portfolio Purchase Price, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (d) On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Senior Note such that the aggregate price for the Applicable Principal

Amount of Senior Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, Senior Notes tendered or deemed tendered for purchase.

         (e) If there are no Income PRIDES outstanding and none of the Holders elect to have Senior Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

         (f) If the Remarketing Agent has determined that it will be able to remarket all Senior Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

         (g) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, the Remarketing Agent is unable to remarket all Senior Notes tendered or deemed tendered for purchase or if the Initial Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Trustee, and Clearing Agency.

         (h) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, Trustee, and Clearing Agency of the Reset Rate determined in the Remarketing and the aggregate principal amount of Senior Notes sold in the Initial Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Senior Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on August 17, 2004 in same day funds against delivery of the Senior Notes purchased through the facilities of the Clearing Agency.

         (i) In accordance with the Clearing Agency's normal procedures, on August 17, 2004, the transactions described above with respect to each Senior Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Senior Notes delivered by book entry as necessary to effect purchases and sales of such Senior Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

         (j) If any Holder selling Senior Notes in the Initial Remarketing fails to deliver such Senior Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Senior Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

         (k) The Remarketing Agent is not obligated to purchase any Senior Notes in the Initial Remarketing or otherwise. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

         (l) The tender and settlement procedures set forth in this Section 9.1, including provisions for payment by purchasers of Senior Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Senior Notes at the time of the Initial Remarketing, to facilitate the tendering and remarketing of Senior Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before August 17, 2004) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

         Section 9.2 Secondary Remarketing Procedures.

         (a) If a Failed Initial Remarketing has occurred, the Company will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing Date that the Clearing Agency notify the Holders of the Senior Notes and the Holders of Income PRIDES and Treasury Units of the Secondary Remarketing and of the procedures that must be followed if a Holder of Senior Notes wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Secondary Remarketing.

         (b) Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date, each Holder of the Senior Notes may elect to have Senior Notes held by such Holder remarketed. Under Section 5.5 of the Purchase Contract Agreement, Holders of Income PRIDES that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Senior Notes constituting a component of such Income PRIDES. Holders of Senior Notes that are not a component of Income PRIDES shall give notice of their election to have such Senior Notes remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the number of Senior Notes to be tendered for remarketing.

         (c) If any Holder of Income PRIDES does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Senior Notes as described in Section 9.2(b), the Senior Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Senior Notes to the Remarketing Agent for purchase.

         (d) The right of each Holder to have Senior Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Senior Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Senior Notes at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (e) If a Failed Initial Remarketing has occurred, on the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.5% of the aggregate principal amount thereof, Senior Notes tendered or deemed tendered for purchase.

         (f) If none of the Holders elect or are deemed to have elected to have Senior Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Secondary Remarketing Date.

         (g) If the Remarketing Agent has determined that it will be able to remarket all Senior Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate.

         (h) If, by 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all Senior Notes tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Secondary Remarketing shall not have been fulfilled, a failed remarketing ("Failed Secondary Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Trustee, and Clearing Agency.

         (i) By approximately 4:30 P.M., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, Trustee, and Clearing Agency of the Reset Rate determined in the Secondary Remarketing and the aggregate principal amount of Senior Notes sold in the Secondary Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Senior Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Senior Notes purchased through the facilities of the Clearing Agency.

         (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Senior Note tendered for purchase and sold in the Secondary Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Senior Notes delivered by book entry as necessary to effect purchases and sales of such Senior Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

         (k) If any Holder selling Senior Notes in the Secondary Remarketing fails to deliver such Senior Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Senior Notes in the Secondary Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

         (l) The Remarketing Agent is not obligated to purchase any Senior Notes in the Secondary Remarketing or otherwise. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

         (m) The tender and settlement procedures set in this Section 9.2, including provisions for payment by purchasers of Senior Notes in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Senior Notes at the time of the Secondary Remarketing, to facilitate the tendering and remarketing of Senior Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         (n) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.



                                    AFFILIATED MANAGERS GROUP, INC.,
                                    as Issuer



                                    By:
                                        ----------------------------------
                                    Name:
                                    Title:

Attest:

By:
   ---------------------------
Name:
Title:

FIRST UNION NATIONAL BANK,
as Trustee



By:
   ---------------------------
Name:
Title:

Attest:

By:
   ---------------------------
Name:
Title: